UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NEONODE INC.
(Name of Registrant as Specified In Its Charter)

___________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

important notice of availability of Proxy materials for the Stockholder meeting of neonoDe inC. to Be held on: June 11, 2024 at the Company’s offices at karlavägen 100, 115 26 Stockholm, Sweden ComPanY nUmBer aCCoUnt nUmBer ControL nUmBer this communication presents only an overview of the more complete proxy materials that are available to you on the internet. we encourage you to access and review all of the important information contained in the proxy materials before voting. if you want to receive a paper or e-mail copy of the proxy materials you must request one. there is no charge to you for requesting a copy. to facilitate timely delivery please make the request as instructed below before 5/28/24. Please visit http://www.astproxyportal.com/ast/22427, where the following materials are available for view: Notice of Annual Meeting of Stockholders Proxy Statement Form of Electronic Proxy Card Annual Report on Form 10-K to reqUeSt materiaL: teLePhone: 888-Proxy-na (888-776-9962) or 201-299-6210 (for international callers) e-maiL: help@equiniti.com weBSite: http://www.amstock.com/proxyservices/requestmaterials.asp to Vote: onLine: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. in PerSon: You may vote your shares in person by attending the Annual Meeting. maiL: You may request a card by following the instructions above. 1. Election of Nominee for Class I Director. nominee: Cecilia Edström 2. To ratify the selection of KMJ Corbin and Company as the independent registered public accounting firm of Neonode for the fiscal year ending December 31, 2024. 3. To approve, on an advisory basis, the compensation of Neonode’s named executive officers. 4. To approve, on an advisory basis, the frequency of the advisory vote on the compensation of Neonode’s named executive officers. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please note that you cannot use this notice to vote by mail.